Exhibit 10.2
Confidentiality and Business Protection Agreement

This Confidentiality and Business Protection Agreement (“Agreement”) is hereby entered into by and between Aaron E. Alt (“Executive”) and Cardinal Health, Inc., an Ohio Corporation (the “Company”), effective as of Executive’s start date at the Company.

It is hereby agreed as follows:

1.Consideration and Acknowledgements. The parties acknowledge that the provisions and covenants contained in this Agreement are ancillary and material to, and in consideration of, the offer letter dated December 12, 2022 and that the limitations contained herein are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company. The parties also acknowledge and agree that the provisions of this Agreement do not adversely affect Executive's ability to earn a living in any capacity that does not violate the covenants contained herein. The parties further acknowledge and agree that the provisions of Section 9(a) below are accurate and necessary because (i) this Agreement is entered into in the State of Ohio, (ii) Ohio has a substantial relationship to the parties and to this transaction, (iii) Ohio is the headquarters state of the Company, which has operations worldwide and has a compelling interest in having its employees treated uniformly, (iv) the use of Ohio law provides certainty to the parties in any covenant litigation in the United States, and (v) enforcement of the provisions of this Agreement would not violate any fundamental public policy of Ohio or any other jurisdiction.
2.Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies and other affiliates (collectively, the "Cardinal Group"), all secret or confidential information, knowledge or data relating to the Cardinal Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that Executive has obtained or obtains during Executive's employment by the Cardinal Group and that is not public knowledge (other than as a result of Executive's violation of this Agreement) ("Confidential Information"). For the purposes of this Agreement, information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after Executive's employment with the Cardinal Group, except with prior written consent of the applicable Cardinal Group company, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that Executive uses, prepares or comes into contact with during the course of Executive's employment shall remain the sole property of the Company or the Cardinal Group company, as applicable, and shall be turned over to the applicable Cardinal Group company upon termination of Executive's employment.
Notwithstanding any other provision of this Agreement, however, under the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law or this or any other agreement for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Nothing in this Agreement shall (a) prevent Executive from testifying truthfully as required by law (b) prohibit or prevent Executive from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC, etc.), or (c) prevent Executive from disclosing Company information in confidence to a federal, state, or local government official for the purpose of reporting or investigating a suspected violation of law.
3.Non-Recruitment of Cardinal Group Employees, etc. Executive shall not, at any time during the Restricted Period (as defined below), without the prior written consent of the Company, engage in the following conduct (a "Solicitation"): (i) directly or indirectly, including via social media or professional networking services, solicit, recruit or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who is or was at any time during the previous twelve months an employee, representative, officer or director of the Cardinal Group; or (ii) take any action to encourage or induce any employee, representative, officer or director of the Cardinal Group to cease his or her relationship with the Cardinal Group for any reason. A "Solicitation" does not include any recruitment of employees within or for the Cardinal Group. The "Restricted Period" means the period from the effective date of this Agreement until twenty-four months after Executive’s date of termination of employment or date of retirement, as applicable. The Restricted Period shall be extended and its expiration tolled by the time period in which Executive is in breach of any covenant in this Agreement to ensure that Executive does not benefit from any breach and that the Company receives the full benefit of two years protection from unfair competition on which it has relied in entering into this Agreement.
4.No Competition -- Solicitation of Business. During the Restricted Period, Executive shall not (either directly or indirectly or as an officer, agent, employee, partner, consultant or director of any other company, partnership or entity) solicit, service or accept on behalf of any competitor of the Cardinal Group the business of (i) any customer of the Cardinal Group during the time of Executive's employment or at date of termination of employment, or (ii) any potential customer of the Cardinal Group which Executive knew to be an identified, prospective purchaser of products or services of the Cardinal Group.
5.No Competition -- Employment by Competitor. During the Restricted Period, Executive shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise or be otherwise engaged or employed by any entity or enterprise that is in competition with the business conducted by any member of the Cardinal Group (other than a business that is not a significant business to the Cardinal Group as a whole or to the entity or enterprise as a whole).
6.No Disparagement. Executive shall at all times refrain from taking actions or making statements, written or oral, that (i) denigrate, disparage or defame the goodwill or reputation of the Cardinal Group, as the case may be, or any of its trustees, officers, security holders, partners, agents or former or current employees and directors, or (ii) are intended to, or may be reasonably expected to, adversely affect the morale of the employees of the Cardinal Group. Executive further agrees not to make any negative statements to third parties relating to Executive's employment or any aspect of the businesses of the Cardinal Group and not to make any statements to third parties about the circumstances of the termination of Executive's employment or about the Cardinal Group or its trustees, directors, officers, security holders, partners, agents or former or current employees and directors, except as may be required by a court or governmental body.
7.Cooperation. Executive agrees that, following termination of employment for any reason, Executive shall assist and cooperate with the Company with regard to any matter or project in which Executive was involved during Executive's employment with the Company, including but not limited to any litigation that may be pending or may arise after such termination of employment. Further, Executive agrees to notify the Company at the earliest opportunity of any contact that is made by any third parties concerning any such matter or project unless prohibited by law. The Company shall not unreasonably request such cooperation of Executive and shall cooperate with Executive in scheduling any assistance by Executive, considering Executive’s business and personal affairs, and shall compensate Executive for any lost wages or expenses associated with such cooperation and assistance.
8.Work Product and Inventions. All of the following that the Executive creates, makes, compiles, prepares, or contributes to, solely or in collaboration with others, during the course of Executive's employment are the sole property of the Company: all works of authorship, plans, records, drawings, data, designs, inventions, discoveries, improvements, and trade secrets; all derivatives and modifications thereof and thereto; and all copyrights, patents and other intellectual property rights therein whether registrable or unregistered, patentable or unpatentable, made or devised by Executive, from the date of Executive's initial employment by the Company and continuing until the end of any period during which Executive is employed by the Cardinal Group, relating or pertaining in any way to Executive's employment with or the business of the Cardinal Group (collectively, “Work Product”). The Executive shall promptly disclose all Work Product to the Company. The Executive agrees that all of the Work Product in fixed form constitutes “collective works,” “supplementary works,” “compilations,” and/or “instructional texts” as those terms are used under the Copyright Act of 1976, and all such Work Product that the Service Provider creates, makes, compiles, prepares, or contributes to, solely or in collaboration with others, shall be considered “works made for hire” under the laws of the United States and that the Company shall be considered the author of such works made for hire. Executive further agrees to assign and transfer (or cause to be assigned and transferred), and does hereby assign and transfer, fully and permanently to the Company, all of Executive's other rights, titles and interests in and to any and all Work Product without need for a separate writing or additional consideration and to execute any other instruments and documents requisite or desirable to the Company in applying for and obtaining patents, trademarks or copyrights or otherwise reasonably related to a business purpose, at the expense of the Company, with respect thereto in the United States and in all foreign countries. Executive further agrees at all times to cooperate to the extent and in the manner required by the Company in the prosecution or defense of any patent, trademark, copyright, trade secret, or unfair competition claims or any litigation or other proceeding involving any Work Product covered by this Agreement, but all necessary expenses thereof shall be paid by the Company. For the avoidance of doubt, “Work Product” does not include subject matter created by Executive on Executive’s own time without the use of Company equipment, property, or resources, and that does not relate to Executive’s work for the Company and is not otherwise based on Executive’s duties for or to the Company or knowledge of the Company.
9.Acknowledgement and Enforcement. Executive acknowledges and agrees that: (a) the purpose of the foregoing covenants, including without limitation the noncompetition covenants of Sections 4 and 5, is to protect the goodwill, trade secrets and other Confidential Information of the Company; (b) because of the nature of the business in which the Cardinal Group is engaged and because of the nature of the Confidential Information to which Executive has access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Cardinal Group in the event Executive breached any of the covenants of this Agreement; and (c) remedies at law (such as monetary damages) for any breach of Executive's obligations under this Agreement would be inadequate. Executive therefore agrees and consents that if Executive commits any breach of a covenant under this Agreement or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. If any of the covenants contained in this Agreement are finally held by a court to be invalid, illegal or unenforceable (whether in whole or in part), such covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining covenants shall not be affected thereby; provided, however, that if any of such covenants is finally held by a court to be invalid, illegal or unenforceable because it exceeds the maximum scope or duration determined to be acceptable to permit such provision to be enforceable, such covenant will be deemed to be modified to the minimum extent necessary to modify such scope or duration in order to make such provision enforceable hereunder.
10.Miscellaneous.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. If, under any such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto. The parties hereto irrevocably agree to submit to the jurisdiction and venue of the federal and state courts in the State of Ohio in any action or proceeding brought with respect to or in connection with this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. This Agreement is the product of negotiation and shall not be construed strictly for or against any party.
(b)All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive:    At the most recent address on file for Executive at the Company

If to the Company:    Cardinal Health, Inc.
    7000 Cardinal Place
    Dublin, Ohio 43017
    Attention: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when received by the addressee.

(c)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with the law.
(d)Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

EXECUTIVE

/s/ Aaron E. Alt
Execution Date: 12.12.22

CARDINAL HEALTH, INC.

/s/ Ola M. Snow
By: Ola M. Snow
Its: Chief Human Resources Officer
Execution Date: 12-12-2022

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